Exhibit 8.1

List of Subsidiaries and Consolidated Variable Interest Entities

Subsidiaries:	Place of Incorporation

Yiren Blue Boyage Limited	Cayman Islands
YouRace Digital Holdings HK Limited (formerly known as Yiren Digital Hong Kong Limited)	Hong Kong
YouRace Hengchuang Technology Development (Beijing) Co., Ltd. (formerly known as Yiren Hengye Technology Development (Beijing) Co., Ltd.)	PRC
Chongqing Hengyuda Technology Co., Ltd.	PRC
Xiangyu Safety Technology Service (Beijing) Co., Ltd. (formerly known as Yiren Information Consulting (Beijing) Co., Ltd.)	PRC
Yiren Hengsheng Technology Development (Beijing) Co., Ltd.	PRC
Shenzhen Zhongbang Information Consulting Service Co., Ltd.	PRC
Fujian Jiaying Financing Guarantee Co., Ltd.	PRC
Hainan Zhenzhi Youpin Technology Development Co., Ltd. (formerly known as Zhenzhi Youpin (Hainan) Technology Trade Co., Ltd.)	PRC
Yiren Vision Pte. Ltd.	Singapore
Creditable Lending Corporation	Philippines
Capital para Mexicanos Emprendedores S.A. de C.V., SOFOM, ENR	Mexico
Chongqing Jintong Financing Guarantee Co., Ltd.	PRC
Chongqing Hengfengyi Technology Co., Ltd.	PRC
Xinjiang Hengyu Innovation Technology Development Co., Ltd.	PRC
Hesi Shengju Technology Development (Beijing) Co., Ltd.	PRC
Hesi Shengrui Technology Development (Beijing) Co., Ltd.	PRC
Beihai Hengze Innovation Technology Co., Ltd.	PRC
Beihai Youce Yike Technology Co., Ltd.	PRC
Beihai Youjia Innovation Technology Co., Ltd.	PRC
Dingrui Zhijie Technology Development (Guangxi) Co., Ltd.	PRC
Youpu Digital (Shanghai) Technology Co., Ltd.	PRC
PT Pinjaman Kemakmuran Rakyat	Indonesia

Consolidated variable interest entities:

CreditEase Puhui Information Consultant (Beijing) Co., Ltd. *	PRC
Haijin Yichuang Financial Leasing Co., Ltd.	PRC
Hainan Haijin Yichuang Micro-lending Co., Ltd. *	PRC
Tianjin Linyang Information and Technology Co., Ltd. *	PRC
Hexiang Insurance Broker Co., Ltd.	PRC
Yiren Financial Information Service (Beijing) Co., Ltd.	PRC
Beijing Yiding Technology Co., Ltd.	PRC
Beijing Kechuang Xinlian Technology Co., Ltd.	PRC
Yiren Zhisheng Technology Information Service (Beijing) Co., Ltd. (formerly known as Beijing Yiyouxuan Technology Information Service Co., Ltd.)	PRC
Dekai Yichuang Asset Management (Shenzhen) Co., Ltd.	PRC
Hainan Haijin Yichuang Data Information Service Co., Ltd.	PRC
Heilongjiang Changtuo Technology Development Co., Ltd. (formerly known as Harbin Wanbang Funong Agricultural Machinery Service Co., Ltd.)	PRC
Baijunda Logistics (Wuhan) Co., Ltd.	PRC
Wuhan Linyi Business Consulting Co., Ltd.	PRC
Hubei Jiushi Network Technology Co., Ltd.	PRC
Hainan Guatian Film and Television Co., Ltd.	PRC
National Trust · Tianji No. 47 Collective Fund Trust **	PRC
Aijian Purui Xinan No.13 Collective Fund Trust **	PRC
Xizang Trust Yixin Collective Fund Trust series **	PRC

*	We have deconsolidated CreditEase Puhui Information Consultant (Beijing) Co., Ltd., Tianjin Linyang Information and Technology Co., Ltd., and Hainan Haijin Yichuang Micro-lending Co., Ltd. as of the date of this annual report.

**	Please see note 2 to our audited consolidated financial statements included in this annual report for details of the basis of consolidation.